UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2025

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brickell Key Drive, Suite 1080
Miami, Florida 33131
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment

The Board of Directors of Pulse Biosciences, Inc. (the “Company”) has appointed Paul A. LaViolette, current Co-Chairman of the Board, as Chief Executive Officer and President of the Company, effective as of January 9, 2025 (the “Start Date”).  In connection with his appointment, Mr. LaViolette will also serve as the Company’s principal executive officer and principal financial officer.

Mr. LaViolette has significant experience as a large-scale operator at global healthcare corporations as well as a leader to a diverse group of innovative medical technology startups as a venture investor and board member. As a Managing Partner at SV Health Investors, Mr. LaViolette invested in numerous portfolio companies and remains active on the Board of Directors of certain SV Health Investors portfolio companies. Before his investing career, he served in various executive capacities at Boston Scientific Corporation for 15 years, including as Chief Operating Officer; Group President, Cardiovascular; President, Cardiology; Group President, Endosurgery; and President, International. Prior to Boston Scientific, he also served as President, Cardiology, for CR Bard and various marketing roles at Kendall (Medtronic).

Mr. LaViolette is currently a director of Edwards Lifesciences and Chairman of the Innovation Advisory Board at Mass General Brigham. Mr. LaViolette received his bachelor’s degree in psychology from Fairfield University and his Master of Business Administration from Boston College.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. LaViolette. Mr. LaViolette was not selected to serve as the Company’s Chief Executive Officer pursuant to any arrangement or understanding with any person.

Employment Agreement and Other Compensatory Arrangements

In connection with Mr. LaViolette’s appointment as Chief Executive Officer and President, the Company and Mr. LaViolette entered into an Employment Agreement, dated January 9, 2025 (the “Employment Agreement”), pursuant to which Mr. LaViolette will serve as the Company’s Chief Executive Officer and President. The material terms and conditions of the Employment Agreement are summarized below.

Mr. LaViolette’s Employment Agreement has no specific term and constitutes at-will employment. His current annual base salary is $725,000 and he is eligible for an annual target bonus equal to 70% of his annual base salary, subject to achievement of performance objectives set by the Company. Mr. LaViolette is also eligible to participate in employee benefit plans maintained from time to time by the Company of general applicability to other senior executives.

In connection with his appointment, the Company awarded Mr. LaViolette stock options (the “Options”) to purchase up to 1,500,000 shares of the Company’s common stock, with an exercise price of $18.43 per share, the closing price of the Company’s common stock on January 8, 2025, the last trading day preceding Mr. LaViolette’s employment start date and date of grant. The awards were made pursuant to the terms and conditions of the Company’s Amended and Restated 2017 Equity Incentive Plan. The Options will have a ten-year term and will vest as follows:  Subject to certain accelerated vesting provisions as described in the Employment Agreement, (i) up to 30% of the option shares subject to the Options (equal to 450,000 option shares) will vest over four years as follows: 75% (equal to 337,500 option shares) will vest on the third anniversary of the Start Date and the remaining 112,500 option shares will vest on the fourth anniversary of the Start Date; (ii) 30% of the option shares subject to the Start Date Option (equal to 450,000 options shares) will vest based upon the achievement of the following performance objectives:

A.
One-third of the 30% (equal to 150,000 option shares) would vest when the Company has had a market capitalization of not less than three billion ($3.0B) for 270 consecutive calendar days and the Company has generated not less than $48 million of GAAP product revenue over twelve months;

B.
One-third of the 30% (equal to 150,000 option shares) would vest when the Company has had a market capitalization of not less than four billion ($4.0B) for 270 consecutive calendar days and the Company has generated not less than $115 million of GAAP product revenue over twelve months with 10% GAAP operating margin;

C.
One-third of the 30% (equal to 150,000 option shares) would vest when the Company has had a market capitalization of not less than five billion ($5.0B) for 270 consecutive calendar days and the Company has generated not less than $175 million of GAAP product revenue over twelve months with 15% GAAP operating margin; and

(iii) 40% of the options shares subject to the Start Date Option (600,000 option shares) will vest based upon the achievement of the following performance objectives:

A.
50% of the 40% (equal to 300,000 option shares) would vest when the Company has a market capitalization of not less than six billion ($6.0B) for 270 consecutive calendar days and the Company has generated not less than $300 million of GAAP product revenue over twelve months with 70% GAAP gross margin and 20% GAAP operating margin; and

B.
50% of the 40% (equal to 300,000 option shares) would vest when the Company has a market capitalization of not less than nine billion ($9.0B) for 270 consecutive calendar days and the Company has generated not less than $500 million of GAAP product revenue over twelve months with 75% GAAP gross margin and 30% GAAP operating margin.

Mr. LaViolette has also entered into the Company’s standard inventions assignment, confidentiality and non-competition agreement and its standard indemnification agreement for officers and directors.

The forgoing description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by, reference to the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 10, 2025, the Company issued a press release announcing the appointment of Mr. LaViolette as Chief Executive Officer and President. A copy of the Company's press release is attached as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement
99.1	Press Release of Pulse Biosciences, Inc. dated January 10, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: January 13, 2025	By:	/s/ Paul A. LaViolette
Paul A. LaViolette
Chief Executive Officer (Principal Executive and Principal Financial Officer)